U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 15, 2002
                        (Date of Earliest Event Reported)

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
        (Exact name of small business issuer as Specified in its Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

                                   000-1084047
                            (Commission File Number)

                                   95-46918978
                        (IRS Employer Identification No.)

                   112 Northwest Parkway, Riverside, MO 64150
                    (Address of Principal Executive Offices)

                                 (816) 583-8030
                         (Registrant's Telephone Number)




Item 2. Acquisition or Disposition of Assets

On January 4, 2002, Innovative Software Technologies, Inc., a California corporation (the "Company" or "Registrant"), consummated the acquisition effective as of December 31, 2001 of all the outstanding common stock of Energy Professional Marketing Group, Inc. for a combination of 1,500,000 million shares of preferred and 3,529,412 shares of common stock valued at 13.5 million dollars. All the outstanding common stock of Energy Professional Marketing Group, Inc. was held by two individuals, Ethan Andrew Willis and James Randolph Garn.

Based in Orem, Utah, EPMG markets technology and training applications in the areas of personal finance and small business Internet development. They also develop web-based applications for small to mid-size companies across a broad range of industries. The technology they provide enable organizations to effectively transform their business to the web by bringing together multiple applications within a particular supply chain to one standard platform.


Seller is not affiliated with Innovative Software Technologies, Inc. nor with any of Innovative Software Technologies, Inc. subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Stock Purchase Agreement, which is incorporated herewith as
Exhibit 2.1.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a. Financial Statements and Pro Forma Financial Information.

        The Company shall file Financial Statements and Pro Forma Financial Information by an amendment to this Form 8-K within 60 days from the due date of this filing.

     b. Exhibits

        1. Stock Purchase Agreement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2002                  Innovative Software Technologies, INC.

                                        By: /s/ Douglas Hackett
                                        -----------------------
                                                Douglas Hackett










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